EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this Registration Statement.



                                          /s/ ARTHUR ANDERSEN
                                            ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
November 19, 1998